FOLEY & LARDNER
                          777 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202




                                January 21, 1997





   CharterCapital Blue Chip Growth Fund, Inc.
   4920 West Vliet Street
   225 East Mason Street
   Milwaukee, WI  53208

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A and amendments thereto relating to the sale by you of an indefinite amount of CharterCapital Blue Chip Growth Fund, Inc. Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock"), in the manner set forth in the Registration Statement. In this connection, we have examined: (a) the Registration Statement on Form N-1A and all amendments thereto; (b) the Rule 24f-2 Notice for CharterCapital Blue Chip Growth Fund, Inc. dated January 17,1997; (c) corporate proceedings relative to the authorization for issuance of shares of the Stock; and (d) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of Stock sold in the fiscal year ended December 31, 1996 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the Registration Statement were legally issued, fully paid and nonassessable except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes for unpaid wage claims of employees, not to exceed six months' service in any one case. We have not examined the stock register books of CharterCapital Blue Chip Growth Fund, Inc. In opining that the shares of Stock sold in the fiscal year ended December 31, 1996 were fully paid, we have relied upon a certificate of an officer of Firstar Trust Company, the transfer agent for CharterCapital Blue Chip Growth Fund, Inc., as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for CharterCapital Blue Chip Growth Fund, Inc. for its fiscal year ended December 31, 1996. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER